Report of Independent Registered Public Accounting Firm

To the Board of Trustees & Shareholders of
Transamerica Series Trust Funds:

In planning and performing our audits of the financial statements of Transamerica Asset Allocation -
Conservative VP, Transamerica Asset Allocation -
Moderate VP, Transamerica Asset Allocation - Moderate
Growth VP, Transamerica Barrow Hanley Dividend
Focused VP, Transamerica Clarion Global Real Estate
Securities VP, Transamerica Madison Conservative
Allocation VP, Transamerica Madison Balanced
Allocation VP, Transamerica Managed Risk -
Conservative ETF VP (formerly, Transamerica Vanguard
ETF Portfolio - Conservative VP), Transamerica
Managed Risk - Balanced ETF VP (formerly,
Transamerica Vanguard ETF Portfolio - Balanced VP),
Transamerica Managed Risk - Growth ETF VP
(formerly, Transamerica Vanguard ETF Portfolio -
Growth VP), Transamerica Jennison Growth VP,
Transamerica JPMorgan Mid Cap Value VP,
Transamerica Systematic Small/Mid Cap Value VP,
Transamerica T. Rowe Price Small Cap VP, Transamerica
Torray Concentrated Growth VP, Transamerica Morgan
Stanley Mid-Cap Growth VP, Transamerica Aegon High
Yield Bond VP, Transamerica Asset Allocation - Growth
VP, Transamerica BlackRock Tactical Allocation VP,
Transamerica AB Dynamic Allocation VP (formerly,
Transamerica AllianceBernstein Dynamic Allocation
VP), Transamerica JPMorgan Tactical Allocation VP,
Transamerica Madison Diversified Income VP,
Transamerica Janus Balanced VP, Transamerica PIMCO
Tactical - Balanced VP, Transamerica PIMCO Tactical -
Growth VP, Transamerica PIMCO Tactical -
Conservative VP, Transamerica International Moderate
Growth VP, Transamerica JPMorgan Enhanced Index VP,
Transamerica MFS International Equity VP,
Transamerica Aegon Money Market VP, Transamerica
Aegon U.S. Government Securities VP, Transamerica QS
Investors Active Asset Allocation - Conservative VP
(formerly, Transamerica Aegon Active Asset Allocation-
Conservative VP), Transamerica QS Investors Active
Asset Allocation - Moderate VP (formerly, Transamerica
Aegon Active Asset Allocation-Moderate VP),
Transamerica QS Investors Active Asset Allocation -
Moderate Growth VP (formerly, Transamerica Aegon
Active Asset Allocation-Moderate Growth VP),
Transamerica Multi-Managed Balanced VP,
Transamerica BlackRock Global Allocation VP,
Transamerica Cayman BlackRock Global Allocation VP
LTD, Transamerica Morgan Stanley Capital Growth VP,
Transamerica Voya Mid Cap Opportunities VP,
Transamerica JPMorgan Core Bond VP, Transamerica
PIMCO Total Return VP, Transamerica ProFund
UltraBear VP, Transamerica Voya Limited Maturity
Bond VP, Transamerica WMC US Growth VP,
Transamerica WMC US Growth II VP, Transamerica
TS&W International Equity VP, Transamerica PineBridge
Inflation Opportunities VP, Transamerica Legg Mason
Dynamic Allocation - Balanced VP, Transamerica Legg
Mason Dynamic Allocation - Growth VP, Transamerica
Market Participation Strategy VP, Transamerica Multi-
Manager Alternative Strategies VP, Transamerica
BlackRock Global Allocation Managed Risk - Balanced
VP, Transamerica BlackRock Global Allocation Managed
Risk - Growth VP, and Transamerica American Funds
Managed Risk VP (collectively, the "Funds") as of and for the year (or period) ended December 31, 2015, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2015.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

       /s/ ERNST & YOUNG LLP



Boston, Massachusetts
February 25, 2016